EXHIBIT 10.1

MANUFACTURING LICENSE AGREEMENT

This Manufacturing License and Royalty Agreement (this “Agreement”) is made and entered into this 2 day of February, 2022 between Viking Ozone Technology, LLC, a Nevada limited liability company (“Viking”) and Simson-Maxwell Ltd. (the “Licensee”).

Recitals

A. Viking is the owner of certain technology, proprietary data, methods and know how relating to a Medical & Bio-Hazard Waste Treatment Unit using Ozone Technology (the “Technology”).

B. The Licensee desires to use the Technology to manufacture, distribute and sell the Medical & Bio-Hazard Waste Treatment Unit (the “Product”).

C. Viking and/or its representatives have made introductions to facilitate the sale of the Product by the Licensee, including arranging for the Licensee to become an approved vendor within Countess of Chester Hospital NHS Foundation Trust purchasing system.

D. Viking desires to grant the Licensee, and the Licensee desires to accept, a license to use the Technology to allow the Licensee to manufacture and sell the Product, pursuant to the terms of this Agreement.

Agreement

Based on the forgoing recitals, which are incorporated herein by this reference, and in consideration of the mutual covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

License to Manufacture, Distribute and Sell. Subject to the terms and conditions contained herein, the Licensee is hereby granted a license to utilize the Technology to manufacture, distribute and sell the Product in the territories specified herein.

2.	License Territory. Subject to the terms and conditions contained herein, the Licensee shall have the exclusive right to manufacture, distribute and sell the Product worldwide.

3.

License Term. The license shall be effective beginning the date hereof and shall continue for a period of 5 years. Either Party, on notice to the other Party, may terminate this Agreement because the other Party fails to cure, to the notifying Party’s reasonable satisfaction, any breach of its obligations under this Agreement within 30 days after notice of that breach.

4.

Fee / Royalty. In consideration for the licenses and entitlements granted by Viking to the Licensee herein, the Licensee shall pay to Viking a continuous royalty (the “Royalty Payment”) on the sale by the Licensee of each and every Product at a rate equal to the Royalty Rate multiplied by the price received by the Licensee in connection with the sale of the Product to a third party purchaser. The initial Royalty Rate shall be determined jointly by Viking and the Licensee. Each party agrees to use best efforts to work collaboratively with the other party on establishing cashflow models based on actual costs of manufacturing, servicing and providing warranties with respect to the Product, and to set the Royalty Rate based on those cashflow models.

5.

Payment. The Royalty Payment shall be paid by the Licensee to Viking within 5 days after the Licensee receives final payment (excluding holdback) for each Product. All Royalty Payments shall be in U.S. dollars.

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6.

Inspection. Viking will have the right to examine and copy Licensee’s original books, records, reports and supporting documents to verify sale prices for the Product and Royalty Payments during and after the Term. If an examination reveals that the sale prices reported are less than the sale prices ascertained by the examination, then Licensee will immediately pay to Viking any amounts owing, plus interest at the maximum rate allowable by law.

7.

Authority. Viking represents and warrants to the Licensee that it owns the Technology free and clear of any and all liens, claims, encumbrances, royalty interests, or other charges; that it has full legal power to grant the rights to the Licensee as set forth in this Agreement; that it has not made and covenants that it will not make any commitment to others inconsistent with such grant; that it is not aware of any third party who holds from or under Viking directly or indirectly any rights to or under the Technology which would preclude Viking from granting to the Licensee all rights purportedly granted to the Licensee hereunder.

8.

Technical Assistance for Chemical System and Product. The Licensee will use the Technology in accordance with the processes established by Viking when manufacturing the Product. During the term of this Agreement, Viking will provide the Licensee such technical assistance as Viking within its reasonable discretion determines is necessary for the Licensee to maintain quality control of systems used to produce the Product. Viking shall also provide the Licensee with available written technical information or know-how and shall stand ready, at the request and expense of the Licensee, to provide additional assistance with respect to the manufacturing processes, when applicable.

9.	Distribution and Marketing. The Licensee will be solely responsible for the distribution, marketing and sales of the Product.

10.

Termination. Viking may terminate this Agreement at any time if the Licensee refuses to manufacture the Product upon receipt of orders. Either party may terminate this Agreement upon sixty (60) days written notice to the breaching party of its breach or violation of any other terms or conditions hereof, provided that the breaching party has not cured such breach or violation prior to the expiration of the sixty (60) day period.

11.	Product Warranty. The Licensee shall provide a warranty on the Product, on terms acceptable to the Licensee and Viking.

12.

Insurance. Prior to commencing the commercial sale of the Product, the Licensee shall carry and maintain product liability and general liability insurance in a commercially reasonable amount covering all activities by the Licensee with respect to the manufacturing, sale and/or distribution of the Product. So long as this Agreement is in effect, the Licensee shall maintain product and general liability insurance in such amounts as may be deemed reasonable and adequate based on the Licensee’s annualized sales of the Product. Throughout the term of this Agreement, when the Licensee changes or otherwise modifies its insurance coverage, the Licensee agrees to cause to have issued from its insurance underwriter a certificate of insurance that includes Viking as an additional insured party and provide Viking with a copy of said certificate.

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13.

Product Labeling. As applicable, all Product and any written promotional material related thereto, will be labeled with Viking’s trade marks and/or logotypes and symbols in connection with the manufacturing, marketing and distribution of the Product during the term of this Agreement. The Licensee, with Viking’s written approval, which will not be unreasonably withheld, may have the option to adjust labeling to reflect the Licensee’s sales and distribution strategies for the various Product and markets.

14.

Use of Trade Names and Trade Marks. Viking hereby grants the Licensee a limited right to use such trade names and trademarks as may be applicable in connection with the manufacturing, marketing and sale or distribution of the Product during the term of this Agreement. The Licensee acknowledges that such trade names and trademarks are the sole property of Viking, and nothing in this Agreement shall be construed as granting the Licensee any right, title, or interest to such trade names or trademarks, except as specifically set forth herein.

15.

Compliance with Laws. During the term of this Agreement, the Licensee agrees that it will comply with all laws, regulations, and rules of any agency which has authority or jurisdiction in the countries, territories, kingdoms, principalities or other designated regions where the Licensee shall manufacture, market, sell and distribute the Product where failure to comply would have a material adverse effect on the Product, the Technology, the business of the Licensees or the business of Viking.

16.

Confidential and Proprietary Information. Each party hereto agrees that during the term hereof, it shall not use for its own benefit or advantage, or disclose to any third party, any confidential or proprietary business information without the express written consent of the other party hereto. As an affiliate of a publicly traded company, Viking shall have the right to disclose the terms and conditions of this Agreement as well as non-proprietary business information as required by the Securities and Exchange Commission or other regulatory agencies. For the purposes hereof, the term confidential and proprietary business information shall be deemed to include: (i) any and all information disclosed by one party hereto to the other party hereto pursuant to this Agreement that relates to the business affairs or operation of the disclosing party, other than information that is generally publicly available; and (ii) any and all information relating to product development or other research and development intended to improve existing products unless they become part of the public domain, and any and all process, formulae, methods, procedures, experimental data, disclosures, reports, findings, ideas, and trade secrets related to the Product except:

(a)	on a confidential basis to the Licensee’s professional advisors to the extent required in connection with the Licensee’s business;

(b)

on a confidential basis to a sub-licensee in the Territory to the extent necessary to enable such sub-licensee to perform its covenants, obligations and agreements under its sub-license and only if such sub-license provides that such information is subject to the provisions of this section and shall not be used for any other purpose.

(c)	to a governmental or other authority to which the disclosure is required by law and where there is no reasonable means to avoid such disclosure; and

(d)	to an arbitrator or court determining the rights of the parties under this Agreement.

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17.

Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

Viking Ozone Technology, LLC

15915 Katy Freeway, Suite 450

Houston, TX 77094

Attention: President

Fax: 713.820.6611

Email: jdoris@vikingenergygroup.com

Simson-Maxwell, Ltd.

8750 – 58 Ave NW

Edmonton, AB T6E 6G6

Attention: Chairman

Fax: 780.436.0394

Email: daryl.kruper@simmax.com

or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or an acknowledgment of receipt is received if sent by electronic communication, or one day after the date so sent by overnight courier.

18.

Arbitration. All disputes arising under or in connection with this Agreement shall be finally settled in the State of Nevada, U.S.A. in proceedings in the English language under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one arbitrator appointed in accordance with those Rules.

19.

Additional Documents and Acts. Each party shall execute and deliver such additional documents and instruments and shall perform such additional acts as may be necessary or appropriate in connection with this Agreement and all transactions contemplated by this Agreement to effectuate, carry out and perform all of the covenants, obligations and agreements of this Agreement and such transactions.

20.

Approvals. Whenever in this Agreement any matter requires the approval of a party such approval shall be deemed to have been given unless within 30 days after the request to it for such approval such party shall have given the party requesting such approval written notice of the reasons for its refusal to give such approval.

21.

Attorney’s Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

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22.

Entire Agreement. This Agreement and the schedules or attachments hereto represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

23.	Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

24.

Amendment or Waiver. This Agreement can only be modified by a written agreement between the parties. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

25.

Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof.

26.

Applicable Law. This Agreement shall be governed by and construed and enforced and in accordance with the laws of the state of Nevada U.S.A., except to the extent any law, rule or regulation of the United States may be applicable, in which case such federal law, rule or regulation shall control. The Agreement shall be enforced and all disputes arising hereunder or relating hereto shall be determined in the courts of the state of Nevada, U.S.A., and the Licensee expressly waives any right it may have for any reason to bring an action in any other state or country.

27.

No Assignment. The rights granted by Viking to the Licensee under this Agreement are specific to the Licensee and may not be transferred, assigned, or sub-licensed without the explicit written consent of Viking or its successor in interest, which shall not be unreasonably withheld provided, that the Licensee may transfer, assign or sub-license the rights granted to it under this agreement to:

(a)	any party with whom it does not deal at arm’s length; or

(b)	to create a security interest in its interests in the rights so granted.

****signature page follows****

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Buyer, the Seller and the Company on the date first above written.

Viking Ozone Technology, LLC

By:	/s/ James A. Doris
Name:	James A. Doris
Title:	President

Simson-Maxwell Ltd.

By:	/s/ Daryl Kruper
Name:	Daryl Kruper
Title:	Chairman

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